Exhibit 16.1

Securities and Exchange Commission 100 F Street NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 25, 2024 of Community Trust Bancorp, Inc. and are in agreement with the statements contained therein with respect to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Forvis Mazars, LLP

Louisville, Kentucky October 25, 2024

Forvis Mazars, LLP is an independent member of Forvis Mazars Global Limited